                                                                   EXHIBIT 10.13

                                 LEASE AGREEMENT

                                     Between

                           MEADOW BROOK NORTH, L.L.C.,
                      a Delaware limited liability company,
                                   as Landlord

                                       And

                                 EMAGEON, INC.,
                             a Delaware corporation,
                                    as Tenant

                            Dated: December 20, 2001

                                TABLE OF CONTENTS

                                 LEASE AGREEMENT

No.                                 Description                                    Page
---                                 -----------                                    ----
1.   Premises ..................................................................     1
2.   Lease Term ................................................................     1
3.   Base Rent .................................................................     1
4.   Rent Payment ..............................................................     2
5.   Late Charge ...............................................................     2
6.   Partial Payment ...........................................................     2
7.   Construction of this Agreement ............................................     2
8.   Use of Premises ...........................................................     2
9.   Definitions ...............................................................     3
10.  Repairs By Landlord .......................................................     3
11.  Repairs By Tenant .........................................................     3
12.  Alterations and Improvements ..............................................     4
13.  Operating Expenses ........................................................     4
14.  Landlord's Failure to Give Possession .....................................     7
15.  Acceptance and Waiver .....................................................     7
16.  Signs .....................................................................     7
17.  Advertising ...............................................................     7
18.  Removal of Fixtures .......................................................     8
19.  Entering Premises .........................................................     8
20.  Services ..................................................................     8
21.  Indemnities ...............................................................    10
22.  Tenant's Insurance; Waivers ...............................................    10
23.  Governmental Requirements .................................................    12
24.  Abandonment of Premises ...................................................    12
25.  Assignment and Subletting .................................................    12
26.  Default ...................................................................    13
27.  Remedies ..................................................................    14
28.  Destruction or Damage .....................................................    15
29.  Eminent Domain ............................................................    15
30.  Service of Notice .........................................................    15
31.  Mortgagee's Rights ........................................................    15
32.  Tenant's Estoppel .........................................................    17
33.  Attorney's Fees and Homestead .............................................    17
34.  Parking ...................................................................    17
35.  Storage ...................................................................    18
36.  Waste Disposal ............................................................    18
37.  Surrender of Premises .....................................................    18
38.  Cleaning Premises .........................................................    18
39.  No Estate In Land .........................................................    18
40.  Cumulative Rights .........................................................    18
41.  Paragraph Titles; Severability ............................................    19
42.  Damage or Theft of Personal Property ......................................    19
43.  Holding Over ..............................................................    19
44.  Security Deposit ..........................................................    19
45.  Building Allowance and Tenant Finishes ....................................    20
46.  Rules and Regulations .....................................................    20
47.  Quiet Enjoyment ...........................................................    20

48.  Entire Agreement ..........................................................    20
49.  Limitation of Liability ...................................................    20
50.  Submission of Agreement ...................................................    21
51.  Authority .................................................................    21
52.  Relocation ................................................................    21
53.  Broker Disclosure .........................................................    21
54.  Notices ...................................................................    21
55.  Force Majeure .............................................................    22
56.  Special Stipulations ......................................................    22

                             BASIC LEASE PROVISIONS

      The following is a summary of some of the Basic Provisions of the Lease. In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Sections of the Lease, the referenced Sections of the Lease shall control.

1.    Building (See Section 1):               Meadow Brook 1200
                                              1200 Corporate Drive
                                              Hoover, Alabama 35242

      Project (See Section 1):                Meadow Brook Corporate Park

2.    Premises (See Section 1):

      Suite:                                  400
      Floor:                                  Fourth
      Rentable Square Feet:                   2,128

3.    Term (See Section 2):                   Approximately three (3) years

4.    Base Rent (See Sections 2 and 3):

                             Rate Per Rentable
Period                    Square Foot of Premises
------                    -----------------------
1/1/02-12/31/02                   $21.73
1/1/03-12/31/03                   $21.98
1/1/04-12/31/04                   $22.23

5.    Tenant's Share:                         See Section 13

6.    Security Deposit (See Section 44):      $0.00

7.    Landlord's Broker (See Section 53):     Daniel Realty Services, L.L.C.

      Tenant's Broker (See Section 53):       Hazelrig Realty Company

8.    Notice Address:                         See Section 54

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT (hereinafter called the "Lease") is made and entered into this 20th day of December, 2001, by and between MEADOW BROOK NORTH, L.L.C., a Delaware limited liability company (hereinafter called "Landlord"); and EMAGEON, INC., a Delaware corporation (hereinafter called "Tenant").

      1. PREMISES. Landlord does hereby rent and lease to Tenant and Tenant does hereby rent and lease from Landlord, for general office purposes of a type customary for first-class office buildings, the following described space (hereinafter called the "Premises"):

2,128 rentable square feet of space located on the fourth floor of a five-story building (the "Building") located on the real property described in Exhibit "A" attached hereto (the "Property"), said Premises to be located as shown by diagonal lines on the drawing attached hereto as Exhibit "A-1" and made a part hereof by reference. The Building is located within a larger office park (the "Project") consisting of approximately 180 acres, together with any and all improvements now or hereafter located thereon and together with any additional land and/or buildings which Landlord hereinafter acquires and makes a part of the Project. The Premises shall be prepared for Tenant's occupancy in the manner and subject to the provisions of Exhibit "B" attached hereto and made a part of hereof. As used in this Lease, "rentable square feet" shall be determined based upon the ANSI Z.65-1996 standard promulgated by the Building Owners and Managers Association.

      2. LEASE TERM. Tenant shall have and hold the Premises for a term ("Term") commencing on January 1, 2002 (the "Commencement Date") and terminating at midnight on December 31, 2004 (the "Expiration Date"), unless sooner terminated or extended as hereinafter provided.

      3. BASE RENT. Tenant shall pay to Landlord, at c/o Daniel Realty Services, L.L.C., 3595 Grandview Parkway, Suite 400, Birmingham, Alabama 35243, or at such other place as Landlord shall designate in writing to Tenant, annual base rent ("Base Rent") in the amounts set forth in the Base Lease Provisions. The term "Lease Year", as used in the Basic Lease Provisions and throughout this Lease, shall mean each and every consecutive twelve (12) month period during the Term of this Lease, with the first such twelve (12) month period commencing on the Commencement Date; provided, however, if the Commencement Date occurs other than on the first day of a calendar month the first Lease Year shall be that partial month plus the first full twelve (12) months thereafter.

      4. RENT PAYMENT. The Base Rent for each Lease Year shall be payable in equal monthly installments, due on the first day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever, except as may be expressly provided in this Lease. One full monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant for the first month's Base Rent and a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following the Commencement Date during the Term hereof; provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent installment paid on the date of execution of this Lease by Tenant shall be prorated to that partial calendar month, and the excess shall be applied as a credit against the next monthly Base Rent installment. Tenant shall pay, as Additional Rent, all other sums due from Tenant under this Lease (the term "Rent", as used herein, means all Base Rent, Additional Rent and all other amounts payable hereunder from Tenant to Landlord).

      5. LATE CHARGE. Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Base Rent or Additional Rent is not received by Landlord on or before the date due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) business day following the date Tenant was invoiced, a late charge of five percent (5%) percent of such past due amount shall be immediately due and payable as Additional Rent and interest shall accrue from the date past due until paid at the lower of eighteen percent (18%) per annum or the highest rate permitted by applicable law.

      6. PARTIAL PAYMENT. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord's right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder.

      7. CONSTRUCTION OF THIS AGREEMENT. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. Time is of the essence of this Lease.

      8.    USE OF PREMISES.

            (a) Tenant shall use and occupy the Premises for general office purposes of a type customary for first-class office buildings and for no other purpose. The Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building, nor in any manner inconsistent with the first-class nature of the Building.

            (b) Tenant shall not cause or permit the receipt, storage, use, location or handling on the Property (including the Building and Premises) of any product, material or merchandise which is explosive, highly inflammable, or a "hazardous or toxic material," as that term is hereafter defined. "Hazardous or toxic material" shall include all materials or substances which have been determined to be hazardous to health or the environment, including, without limitation hazardous waste (as defined in the Resource Conservation and Recovery
Act); hazardous substances (as defined in the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act); gasoline or any other petroleum product or by-product or other hydrocarbon derivative; toxic substances, (as defined by the Toxic Substances Control Act); insecticides, fungicides or rodenticide, (as defined in the Federal Insecticide, Fungicide, and Rodenticide Act); asbestos and radon and substances determined to be hazardous under the Occupational Safety and Health Act or regulations promulgated thereunder. Notwithstanding the foregoing, Tenant shall not be in breach of this provision as a result of the presence in the Premises of de minimis amounts of hazardous or toxic materials which are in compliance with all applicable laws, ordinances and regulations and are customarily present in a general office use (e.g., copying machine chemicals and kitchen cleansers).

      9. DEFINITIONS. "Landlord," as used in this Lease, shall include the party named in the first paragraph hereof, its representatives, assigns and successors in title to the Premises. "Tenant" shall include the party named in the first paragraph hereof, its heirs and representatives, and, if this Lease shall be validly assigned or sublet, shall also include Tenant's assignees or subtenants, as to the Premises, or portion thereof, covered by such assignment or sublease. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership, limited liability company (and the officers, members, partners, employees or agents of any such entities) or individual, as may fit the particular parties.

      10. REPAIRS BY LANDLORD. Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease. Landlord shall not be required, after possession of the Premises has been delivered to Tenant, to make any repairs or improvements to the Premises, except as set forth in this Lease. Except for damage caused by casualty and condemnation (which shall be governed by Section 28 and 29 below), and subject to normal wear and tear, Landlord shall maintain in good repair the exterior walls, roof, common areas, foundation, structural portions and the central portions of the Building's mechanical, electrical, plumbing and HVAC systems

(i.e., only those portions of central distribution, but not the branches which serve only one tenant's space), provided such repairs are not occasioned by Tenant, Tenant's invitees or anyone in the employ or control of Tenant.

      11. REPAIRS BY TENANT. Except as described in Section 10 above, Tenant shall, at its own cost and expense, maintain the Premises in good repair and in a neat and clean, first-class condition, including making all necessary repairs and replacements. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Building caused by Tenant or Tenant's agents, employees, invitees, licensees, visitors or contractors, including but not limited to any repairs or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of Tenant, (ii) the moving of any Property into or out of the Premises. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make the repairs and replacements and the costs of such repair or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder.

      12. ALTERATIONS AND IMPROVEMENTS. Except for minor, decorative alterations which do not affect the Building structure or systems, are not visible from outside the Premises and do not cost in excess of $10,000.00 in the aggregate, Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises without first obtaining in writing Landlord's written consent for such alterations or additions, which consent may be granted or withheld in the sole, unfettered discretion of Landlord (if the alterations will affect the Building structure or systems or will be visible from outside the Premises), but which consent shall not be unreasonably withheld (if the alterations will not affect the Building structure or systems and will not be visible from outside the Premises). Upon Landlord's request, Tenant will furnish Landlord plans and specifications for any proposed alterations, additions or improvements and shall reimburse Landlord for its reasonable cost to review such plans. Any alterations, physical additions or improvements shall at once become the property of Landlord; provided, however, Landlord, at its option, may require Tenant to remove any alterations, additions or improvements in order to restore the Premises to the condition existing on the Commencement Date. All costs of any such alterations, additions or improvements shall be borne by Tenant. All alterations, additions or improvements must be made in a good, first-class, workmanlike manner and in a manner that does not disturb other tenants (i.e., any loud work must be performed during non-business hours) and Tenant must maintain appropriate liability and builder's risk insurance throughout the construction. Tenant does hereby indemnify and hold Landlord harmless from and against all claims for damages or death of persons or damage or destruction of property arising out of the performance of any such alterations, additions or improvements made by or on behalf of Tenant. Under no circumstances shall Landlord be required to pay, during the Term of this Lease and any extensions or renewals thereof, any ad valorem or Property tax on such alterations, additions or improvements, Tenant hereby covenanting to pay all such taxes when they become due. In the event any alterations, additions, improvements or repairs are to be performed by contractors or workmen other than Landlord's contractors or workmen, any such contractors or workmen must first be approved, in writing, by Landlord. Landlord agrees to assign to Tenant any rights it may have against the contractor of the Premises with respect to any work performed by said contractor in connection with improvements made by Landlord at the request of Tenant.

      13.   OPERATING EXPENSES.

            (a) Tenant agrees to reimburse Landlord throughout the Term, as Additional Rent hereunder for Tenant's Share (as defined below) of the annual Operating Expenses (as defined below) in excess of the Operating Expenses for calendar year 2001 (hereinafter called the "Base Year Amount"). The term "Tenant's Share" shall mean the percentage determined by dividing the rentable square footage of the Premises by the rentable square footage of the Building. If Tenant does not lease the Premises during the entire full calendar year in which the Term of this Lease commences or ends, Tenant's Share of excess Operating Expenses for the applicable calendar year shall be appropriately prorated for the partial year, based on the number of days Tenant has leased the Premises during that year.

            (b) Operating Expenses shall be all those expenses of operating, servicing, managing, maintaining and repairing the Property, Building, all parking areas and related common areas (as well as an allocation of certain Project or Park expenses, as reasonably allocated by Landlord to the Building and the other buildings in the Project or Park) in a manner deemed by Landlord reasonable and appropriate and in the best interest of the tenants of the Building and in a manner consistent with first-class office buildings in Birmingham, Alabama. Operating Expenses shall include, without limitation, the following:

                  (1) All taxes and assessments, whether general or special, applicable to the Property and the Building, which shall include real and personal property ad valorem taxes, and any and all reasonable costs and expenses incurred by Landlord in seeking a reduction of any such taxes and assessments. However, Tenant shall not be obligated for taxes on the net income from the operation of the Building, unless there is imposed in the future a tax on rental income on the Building in lieu of the real Property ad valorem taxes, in which event such tax shall be deemed an Operating Expense of the Building.

                  (2) Insurance premiums and deductible amounts, including, without limitation, for commercial general liability, "all risks" property, rent loss and other coverages carried by Landlord on the Building and Property.

                  (3) All utilities, including, without limitation, water, power, heating, lighting, ventilation, sanitary sewer and air conditioning of the Building, but not including those utility charges actually paid by Tenant or other tenants of the Building.

                  (4)   Janitorial and maintenance expenses, including:

                        (i) Janitorial services and janitorial supplies and other materials used in the operation and maintenance of the Building;

                        (ii) The cost of maintenance and service agreements on equipment, window cleaning, grounds maintenance, pest control, security, trash and snow removal, and other similar services or agreements;

                  (5) Management fees (or a charge equal to fair market management fees if Landlord provides its own management services) and the market rental value of a management office;

                  (6) The costs, including interest, amortized over its useful life, of any capital improvement made to the Building by or on behalf of Landlord after the date of this Lease which is required under any governmental law or regulation (or any judicial interpretation thereof) that was not applicable to the Building as of the date of this Lease, and of the acquisition and installation of any device or equipment designed to improve the operating efficiency of any system within the Building or which is acquired to improve the safety of the Building, Park or Project.

                  (7) All services, supplies, repairs, replacements or other expenses directly and reasonably associated with servicing, maintaining, managing and operating the Building, including, but not limited to the lobby, vehicular and pedestrian traffic areas and other common use areas.

                  (8) Wages and salaries of Landlord's employees (not above the level of Building manager) engaged in the maintenance, operation, repair and services of the Building, including taxes, insurance and customary fringe benefits.

                  (9)   Legal and accounting costs.

                  (10)  Costs to maintain and repair the Building and Property.

                  (11) Landscaping and security costs unless Landlord hires a third party to provide such services pursuant to a service contract and the cost of that service contract is already included in Operating Expenses as described above.

                  (12) The Building's allocated share (as reasonably be determined by Landlord) of certain expenses which are incurred on a Project-wide or Park-wide basis including, without limitation, costs in connection with (i) landscaping, (ii) utility and road repairs, (iii) security, (iv) signage installation, replacement and repair and (v) taxes or assessments which are not assessed against a particular building or the parcel on which it is located.

            (c) Landlord shall, on or before the Commencement Date and on or before December 20 of each calendar year, provide Tenant a statement of the estimated monthly installments of Tenant's Share of excess Operating Expenses increases which will be due for the remainder of the calendar year in which the Commencement Date occurs or for the upcoming calendar year, as the case may be. As soon as practicable after December 31 of each calendar year during the Term of this Lease, Landlord shall furnish to Tenant an itemized statement of the Operating Expenses within the Building for the calendar year then ended. Upon reasonable prior written request given not later than thirty (30) days following the date Landlord's statement is delivered to Tenant, Landlord will provide Tenant detailed documentation to support the itemized statement. If Tenant does not notify Landlord of any objection to Landlord's itemized statement within thirty (30) days of Landlord's delivery thereof, Tenant shall be deemed to have accepted such statement as true and correct and shall be deemed to have waived any right to dispute the excess Operating Expenses due pursuant to that statement.

                        (i) Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Sections 3 and 4 hereinabove, as Additional Rent hereunder, the estimated monthly installment of Tenant's Share of the excess Operating Expenses for the calendar year in question. At the end of any calendar year if Tenant has paid to Landlord an amount in excess of Tenant's Share of excess Operating Expenses for such calendar year, Landlord shall reimburse to Tenant any such excess amount (or shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, to the next due installment or installments of Additional Rent due hereunder, at the option of Landlord). At the end of any calendar year if Tenant has paid to Landlord less than Tenant's Share of excess Operating Expenses for such calendar year, Tenant shall pay to Landlord any such deficiency within thirty (30) days after Tenant receives the annual statement.

                        (ii) For the calendar year in which this Lease terminates, and is not extended or renewed, the provisions of this Section shall apply, but Tenant's Share for such calendar year shall be subject to a pro rata adjustment based upon the number of days prior to the expiration of the Term of this Lease. Tenant shall make monthly estimated payments of the prorata portion of Tenant's Share for such calendar year (in the manner provided above) and when the actual prorated Tenant's Share for such calendar year is determined Landlord shall send a statement to Tenant and if such statements reveals that Tenant's estimated payments for the prorated Tenant's Share for such calendar year exceeded the actual prorated Tenant's Share for such calendar year, Landlord shall include a check for that amount along with the statement. If the statement reveals that Tenant's estimated payments for the prorated Tenant's Share for such calendar year were less than the actual prorated Tenant's Share for such calendar year, Tenant shall pay the shortfall to Landlord within thirty (30) days of the date Tenant receives Landlord's statement.

                        (iii) If the Building is less than ninety-five percent (95%) occupied throughout any calendar year of the Term, then the actual Operating Expenses for the calendar year in question shall be increased to the amount of Operating Expenses which Landlord reasonably determines would have been incurred during that calendar year if the Building had been fully occupied throughout such calendar year. If the provisions of this subsection are applied in any calendar year the Base Year Amount shall likewise be adjusted for the calendar year on which it is based.

      14. LANDLORD'S FAILURE TO GIVE POSSESSION. Landlord shall not be liable for damages to Tenant for failure to deliver possession of the Premises to Tenant if such failure is due to no fault of Landlord, to the failure of any construction or remodeling of the Premises by Tenant to be completed or to the failure of any previous tenant to vacate the Premises. Landlord will use its best efforts to give possession to Tenant by the scheduled Commencement Date of the Term. If Landlord's failure to do so is caused by the act of any previous tenant holding over, Landlord agrees to transfer to Tenant the right to prosecute in its own name any cause of action which Landlord may have against such tenant holding over, Tenant to hold for itself any recovery in such action, except for any amounts due Landlord as Rent hereunder.

      15. ACCEPTANCE AND WAIVER. Landlord shall not be liable to Tenant, its agents, employees, guests or invitees (and, if Tenant is a corporation, its officers, agents, employees, guests or invitees) for any damage caused to any of them due to the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, but Tenant, by moving into the Premises and taking possession thereof, shall accept, and shall be held to have accepted the Premises as suitable for the purposes for which the same are leased, and shall accept and shall be held to have accepted the Building and every appurtenances thereof, and Tenant by said act waives any and all defects therein; provided, however, that this Section shall not apply to any damages or injury caused by or resulting from the negligence or willful misconduct of Landlord.

      16. SIGNS. A Building standard suite entry shall be installed on the door to the Premises or adjacent to the entry to the Premises as part of the Work and the cost thereof shall be paid out of the Allowance. Otherwise, Tenant shall not paint or place signs, placards, or other advertisement of any character upon the windows or inside walls of the Premises except with the consent of Landlord which consent may be withheld by Landlord in its absolute discretion, and Tenant shall place no signs upon the outside walls, common areas or the roof of the Building.

      17. ADVERTISING. Landlord may advertise the Premises as being "For Rent" at any time following a default by Tenant which remains uncured and at any time within one hundred eighty (180) days prior to the expiration, cancellation or termination of this Lease for any reason and during any such periods may exhibit the Premises to prospective tenants.

      18. REMOVAL OF FIXTURES. If Tenant is not in default hereunder, Tenant may, prior to the expiration of the Term of this Lease, or any extension thereof, remove any fixtures and equipment which it has placed in the Premises which can be removed without significant damage to the Premises, provided Tenant repairs all damages to the Premises caused by such removal.

      19. ENTERING PREMISES. Landlord may enter the Premises at reasonable hours provided that Landlord's entry shall not unreasonably interrupt Tenant's business operations and that prior notice is given when reasonably possible (and, if in the opinion of Landlord any emergency exists, at any time and without notice): (a) to make repairs, perform maintenance and provide other services described in Section 20 below (no prior notice is required to provide routine services) which Landlord is obligated to make to the Premises or the Building pursuant to the terms of this Lease or to the other premises within the Building pursuant to the leases of other tenants; (b) to inspect the Premises to see that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof; (c) to remove from the Premises any articles or signs kept or exhibited therein in violation of the terms hereof;
(d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or HVAC equipment through the areas behind the walls, below the floors or above the drop ceilings; and (e) to exercise any other right or perform any other obligation that Landlord has under this Lease. Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements and additions, or any alterations, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. The Rent reserved herein shall not abate while said repairs, alterations or additions are being made and Tenant shall not be entitled to maintain a set-off or counterclaim for damages against Landlord by reason of loss from interruption to the business of Tenant because of the prosecution of any such work. All such repairs, decorations, additions and improvements shall be done during ordinary business hours, or, if any such work is at the request of Tenant to be done during any other hours, the Tenant shall pay all overtime and other extra costs.

      20.   SERVICES.

            (a) The normal business hours of the Building shall be from 8:00 A.M. to 6:00 P.M. on Monday through Friday, and 8:00 A.M. to Noon on Saturday, exclusive of holidays reasonably designated by Landlord ("Building Holidays"). Initially and until further notice by Landlord to Tenant, the Building Holidays shall be: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving (and the day after Thanksgiving) and Christmas. Landlord shall furnish the following services during the normal business hours of the Building except as noted:

                        (i) Elevator service for passenger and delivery needs;

                        (ii) Air conditioning sufficient to cool the Premises and heat sufficient to warm the Premises to maintain, in Landlord's reasonable judgment, comfortable temperatures in the Premises, subject to governmental regulations and then existing Building capacities;

                        (iii) Hot and cold running water for all restrooms and lavatories;

                        (iv) Soap, paper towels, and toilet tissue for public restrooms;

                        (v) Janitorial service Monday through Friday, in keeping with the standards generally maintained in similar office buildings in the Birmingham, Alabama area;

                        (vi) Custodial, electrical and mechanical maintenance services are provided Monday through Friday;

                        (vii) Electric power for lighting and outlets not in excess of a total of 3 watts per rentable square foot of the Premises at 100% connected load, subject to governmental regulations and then existing Building capacities;

                        (viii) Replacement of Building standard lamps and ballasts as needed;

                        (ix) Repairs and maintenance as described in Section 10 of this Lease; and

                        (x) General management, including supervision, inspections, recordkeeping, accounting, leasing and related management functions.

            (b) Tenant shall have no right to any services in excess of those provided herein. If Tenant uses services in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to: charge Tenant as Additional Rent hereunder a reasonable sum as reimbursement for the direct cost of such added services; charge Tenant for the cost of any additional equipment or facilities or modifications thereto, necessary to provide the additional services; and/or to discontinue providing such excess services to Tenant.

            (c) Landlord shall not be liable for any damages directly or indirectly resulting from the interruption in any of the services described above, nor shall any such interruption entitle Tenant to any abatement of Rent or any right to terminate this Lease. Landlord shall use all reasonable efforts to furnish uninterrupted services as required above.

      21. INDEMNITIES. Tenant does hereby indemnify and save harmless Landlord against all claims for damages to persons or property which are caused anywhere in the Building or on the property caused by the negligence or willful misconduct of Tenant, its agents or employees or which occur in the Premises (or arise out of actions taking place in the Premises) unless such damage is caused by the negligence or willful misconduct of Landlord, its agents, or employees. Landlord does hereby indemnify and hold Tenant harmless against all claims for damaged persons or property if caused by the negligence or willful misconduct of Landlord, its agents or employees. The indemnities set forth hereinabove shall include the application to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorney's fees. The indemnities contained herein do not override the waivers contained in
Section 22(d) below.

      22.   TENANT'S INSURANCE; WAIVERS.

            (a) Tenant further covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

                  (i) Liability Insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Premises and Tenant's use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000 and to have general aggregate limits of not less than $5,000,000 for each policy year. The insurance coverage required under this Section 22(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 21 and, if necessary, the policy shall contain a contractual endorsement to that effect. The general aggregate limits under the Commercial General Liability insurance policy or policies must apply separately to the Premises and to Tenant's use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the Commercial General Liability form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy applies separately to the Premises.

                  (ii) Boiler and machinery insurance in adequate amounts on all fired objects and other fired pressure vessels and systems serving the Premises (if any); and if the said objects and the damage that may be caused by them or result from them are not covered by Tenant's extended coverage insurance, then such insurance shall be in an amount not less than $250,000 and be issued on a replacement cost basis.

                  (iii) Insurance covering all of the items included in Tenant's leasehold improvements, heating, ventilating and air conditioning equipment maintained by Tenant, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant pursuant to Section 12, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of "all-risks" fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance shall be held in trust by Tenant's insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of
Section 28 of this Lease.

                  (iv) Workers' Compensation and Employer's Liability insurance affording statutory coverage and containing statutory limits with the Employer's Liability portion thereof to have minimum limits of $500,000.00.

                  (v) Business Interruption Insurance equal to not less than fifty percent (50%) of the estimated gross earnings (as defined in the standard form of business interruption insurance policy) of Tenant at the Premises which insurance shall be issued on an "all risks" basis (or its equivalent).

            (b) All policies of the insurance provided for in Section 22(a) shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A-X in the most current available "Best's Insurance Reports", and licensed to do business in the state in which Landlord's Building is located. Each and every such policy:

                  (i) shall name Landlord as an additional insured (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord) and the coverage in (ii) and (iii) shall also name Landlord as loss payee.

                  (ii) shall (and a certificate thereof shall be delivered to Landlord at or prior to the execution of the Lease) be delivered to each of Landlord and any such other parties in interest within thirty (30) days after delivery of possession of the Premises to Tenant and thereafter within thirty
(30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

                  (iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

                  (iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

            (c) Any insurance provided for in Section 22(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

                  (i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

                  (ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

                  (iii) any such policy or policies [except any covering the risks referred to in Section 22(a)] shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the Tenant's improvements and property more specifically detailed in Section 22(a); and

                  (iv) the requirements set forth in this Section 22 are otherwise satisfied.

            (d) Notwithstanding anything to the contrary set forth hereinabove, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by "all risks" property insurance of the type described in Section 22(a)(iii) above. Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable "all risks" fire and casualty insurance carried by the party whose property is damaged. These waivers shall apply if the damage would have been covered by a customary "all risks" insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by "all risks" insurance of the type described in Section 22(a)(iii). To further effectuate the provisions of this Section 22(d), Landlord and Tenant both agree to provide copies of this Lease (and in particular, these waivers) to their respective insurance carriers and to require such insurance carriers to waive all rights of subrogation against the other party with respect to property damage covered by the applicable "all risks" fire and casualty insurance policy.

      23. GOVERNMENTAL REQUIREMENTS. Tenant shall, at its own expense, promptly comply with all requirements of any legally constituted governmental or public authority made necessary by reason of Tenant's occupancy of the Premises, including, without limitation, the Americans with Disabilities Act.

      24. ABANDONMENT OF PREMISES. Tenant agrees not to abandon or vacate the Premises during the Term of this Lease. If Tenant does abandon or vacate the Premises for more than ninety (90) days, Landlord may terminate this Lease, by written notice to Tenant at any time prior to Tenant reoccupying the Premises, but such termination shall not entitle Landlord to pursue any other remedies unless an uncured Event of Default then exists, in which case Landlord may pursue any and all remedies provided by this Lease, at law or in equity.

      25. ASSIGNMENT AND SUBLETTING. Tenant may not, without the prior written consent of Landlord, which consent may not be unreasonably withheld by Landlord, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Landlord will be deemed reasonable in withholding its consent to any such request based on: (i) the poor business reputation of the proposed assignee, sublessee or transferee; (ii) the poor financial condition of the proposed assignee, sublessee or transferee; (iii) the fact that the use of the proposed assignee, sublessee or transferee is not in keeping with the nature of the Building or may affect the marketability of the Building; (iv) the fact that proposed assignee, sublessee or transferee is an existing tenant of the Project, or is a prospective tenant with respect to space in the Project; or (v) the fact that the use contemplated by the proposed assignee, sublessee or transferee would violate an exclusive granted by Landlord to another tenant of the Project or otherwise. In the event that Tenant is a corporation or entity other than an individual, any transfer of a majority or controlling interest in Tenant (whether by stock transfer, merger, operation of law or otherwise) shall be considered an assignment for purposes of this paragraph and shall require Landlord's prior written consent. Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord. Subtenants or assignees shall become liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant's liability hereunder and, in the event of any default by Tenant under this Lease, Landlord may, at its option, but without any obligation to do so, elect to treat such sublease or assignment as a direct Lease with Landlord and collect rent directly from the subtenant. In addition, upon any request by Tenant for Landlord's consent to an assignment or sublease, Landlord may elect to terminate this Lease and recapture all of the Premises (in the event of an assignment request) or the applicable portion of the Premises (in the event of a subleasing request); provided, however, if Landlord notifies Tenant that Landlord elects to exercise this recapture right, Tenant may, within five (5) business days of its receipt of Landlord's notice, notify Landlord that Tenant withdraws its request to sublease or assign, in which case Tenant shall continue to lease all of the Premises, subject to the terms of this Lease and Landlord's recapture notice shall be null and void. If Tenant desires to assign or sublease, Tenant must provide written notice to Landlord describing the proposed transaction in detail and providing all documentation (including detailed financial information for the proposed assignee or subtenant) reasonably necessary to let Landlord evaluate the proposed transaction. Landlord shall notify Tenant within twenty (20) days of its receipt of such notice whether Landlord elects to exercise its recapture right and, if not, whether Landlord consents to the requested assignment or sublease. If Landlord fails to respond within such twenty (20) day period, Landlord will be deemed not to have elected to recapture and not to have consented to the assignment or sublease. If Landlord does consent to any assignment or sublease request and the assignee or subtenant pays to Tenant an amount in excess of the Rent due under this Lease (after deducting Tenant's reasonable, actual expenses in obtaining such assignment or sublease, amortized in equal monthly installments over the then remainder of the Term), Tenant shall pay 75% of such excess to Landlord as and when the monthly payments are received by Tenant.

      26. DEFAULT. If Tenant shall default in the payment of Rent herein reserved when due and fails to cure such default within five (5) business days after written notice of such default is given to Tenant by Landlord; or if Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provisions requiring the payment of Rent, and fails to cure such default within thirty (30) days after written notice of such default is given to Tenant by Landlord [or, if such default cannot be cured within thirty
(30) days, Tenant shall not be in default if Tenant promptly commences and diligently proceeds the cure to completion as soon as possible and in all events within ninety (90) days]; or if Tenant is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant's Property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred; or if Tenant's effects should be levied upon or attached and such levy or attachment is not satisfied or dissolved within thirty
(30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; or, if Tenant is an individual, in the event of the death of the individual and the failure of the executor, administrator or personal representative of the estate of the deceased individual to have assigned the Lease within three (3) months after the death to an assignee approved by Landlord; then, and in any of said events, Landlord, at its option, may exercise any or all of the remedies set forth in Section 27 below.

      27. REMEDIES. Upon the occurrence of any default set forth in Section 26 above which is not cured by Tenant within the applicable cure period provided therein, if any, Landlord may exercise all or any of the following remedies:

            (a) terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date specified in such notice and all rights of Tenant under this Lease shall expire and terminate as of such date, Tenant shall remain liable for all obligations under this Lease up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel and remove Tenant and its effects without being liable for prosecution or any claim of damages therefor;

            (b) terminate this Lease as provided in the immediately preceding subsection and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including without limitation, the then present value of (i) the total Rent which would have been payable hereunder by Tenant for the period beginning with the day following the date of such termination and ending with the Expiration Date of the term as originally scheduled hereunder, minus (ii) the aggregate reasonable rental value of the Premises for the same period (as determined by a real estate broker licensed in the State of Alabama, who has at least ten (10) years experience, immediately prior to the date in question evaluating commercial office space, taking into account all relevant factors including, without limitation, the length of the remaining Term, the then current market conditions in the general area, the likelihood of reletting for a period equal to the remainder of the Term, net effective rates then being obtained by landlords for similar type space in similar buildings in the general area, vacancy levels in the general area, current levels of new construction in the general area and how that would affect vacancy and rental rates during the period equal to the remainder of the Term and inflation), plus (iii) the costs of recovering the Premises, and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorneys' fees, plus (iv) the unpaid Rent earned as of the date of termination, plus interest, all of which sum shall be immediately due and payable by Tenant to Landlord;

            (c) without terminating this Lease, and without notice to Tenant, Landlord may in its own name, but as agent for Tenant enter into and take possession of the Premises and re-let the Premises, or a portion thereof, as agent of Tenant, upon any terms and conditions as Landlord may deem necessary or desirable (Landlord shall have no obligation to attempt to re-let the Premises or any part thereof. Upon any such re-letting, all rentals received by Landlord from such re-letting shall be applied first to the costs incurred by Landlord in accomplishing any such re-letting, and thereafter shall be applied to the Rent owed by Tenant to Landlord during the remainder of the term of this Lease and Tenant shall pay any deficiency between the remaining Rent due hereunder and the amount received by such re-letting as and when due hereunder;

            (d) allow the Premises to remain unoccupied and collect Rent from Tenant as it becomes due; or

            (e) pursue such other remedies as are available at law or in equity.

      28.   DESTRUCTION OR DAMAGE.

            (a) If the Building or the Premises are totally destroyed by storm, fire, earthquake, or other casualty, or damaged to the extent that, in Landlord's reasonable opinion the damage cannot be restored within one hundred eighty (180) days of the date Landlord provides Tenant written notice of Landlord's reasonable estimate of the time necessary to restore the damage, or if the damage is not covered by standard "all risks" property insurance, or if the Landlord's lender requires that the insurance proceeds be applied to its loan, Landlord shall have the right to terminate this Lease effective as of the date of such destruction or damage by written notice to Tenant on or before thirty (30) days following Landlord's notice described in the next sentence and Rent shall be accounted for as between Landlord and Tenant as of that date. Landlord shall provide Tenant with notice within sixty (60) days following the date of the damage of the estimated time needed to restore, whether the loss is covered by Landlord's insurance coverage and whether or not Landlord's lender requires the insurance proceeds be applied to its loan.

            (b) If the Premises are damaged by any such casualty or casualties but Landlord is not entitled to or does not terminate this Lease as provided in subparagraph (a) above, this Lease shall remain in full force and effect, Landlord shall notify Tenant in writing within sixty (60) days of the date of the damage that the damage will be restored (and will include Landlord's good faith estimate of the date the restoration will be complete), in which case Rent shall abate as to any portion of the Premises which is not usable, and Landlord shall restore the Premises to substantially the same condition as before the damage occurred as soon as practicable, whereupon full Rent shall recommence.

      29. EMINENT DOMAIN. If the whole of the Building or Premises, or such portion thereof as will make the Building or Premises unusable in the reasonable judgment of Landlord for their intended purposes, is condemned or taken by any legally constituted authority for any public use or purpose, then in either of said events, Landlord may terminate this Lease by written notice to Tenant and the Term hereby granted shall cease from that time when possession thereof is taken by the condemning authorities, and Rent shall be accounted for as between Landlord and Tenant as of that date. If a portion of the Building or Premises is so taken, but not such amount as will make the Premises unusable in the reasonable judgment of Landlord for the purposes herein leased, or if Landlord elects not to terminate this Lease, this Lease shall continue in full force and effect and the Rent shall be reduced prorata in proportion to the amount of the Premises so taken. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such condemnation or taking, and all awards for such condemnation or taking shall be made solely to Landlord. Tenant shall, however, have the right to pursue any separate award that does not reduce the award to which Landlord is entitled.

      30. SERVICE OF NOTICE. Except as otherwise provided by law, Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time of such proceeding or notice; and if no person be in charge or occupying the Premises, then such service may be made by attaching the same to the front entrance of the Premises.

      31.   MORTGAGEE'S RIGHTS.

            (a)   Tenant agrees that this Lease shall be subject and subordinate
(i) to any mortgage, deed to secure debt or other security interest now encumbering the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and to any mortgage, deed to secure debt or other security interest which any owner of the Property may hereafter, at any time, elect to place on the Property; (ii) to any assignment of Landlord's interest in the leases and rents from the Building or Property which includes the Lease which now exists or which any owner of the Property may hereafter, at any time, elect to place on the Property; and (iii) to any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of the Property which now exists or any owner of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as "Security Documents"). Tenant agrees upon request of the holder of any Security Documents ("Holder") to hereafter execute any documents which the counsel for Landlord or Holder may deem necessary to evidence the subordination of the Lease to the Security Documents. If Tenant fails to execute any such requested documents, Landlord or Holder is hereby empowered to execute such documents in the name of Tenant evidencing such subordination, as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and not revocable.

            (b) In the event of a foreclosure pursuant to any Security Documents, Tenant shall at the election of the Landlord, thereafter remain bound pursuant to the terms of this Lease as if a new and identical Lease between the purchaser at such foreclosure ("Purchaser"), as landlord, and Tenant, as tenant, had been entered into for the remainder of the Term hereof and Tenant shall attorn to the Purchaser upon such foreclosure sale and shall recognize such Purchaser as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of Holder, any instrument or certificate that may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

            (c) If the Holder of any Security Document or the Purchaser upon the foreclosure of any of the Security Documents shall succeed to the interest of Landlord under the Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise for the non-performance of any agreement contained in the Lease, for the recovery of Rent or for any other default or event of default hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord. Any such Holder or Purchaser which succeeds to the interest of Landlord hereunder, shall not be (a) liable for any act or omission of any prior Landlord (including Landlord); or (b) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord); or (c) bound by any Rent which Tenant might have paid for more than the current month to any prior Landlord (including Landlord); or (d) bound by any amendment or modification of the Lease made without its consent.

            (d) Tenant hereby acknowledges that if the interest of Landlord hereunder is covered by an assignment of Landlord's interest in Lease, Tenant shall pay all Rent due and payable under the Lease directly to the Holder of the assignment of Landlord's interest in Lease upon notification of the exercise of the rights thereunder by the Holder thereof.

            (e)   Notwithstanding anything to the contrary set forth in this
Section 31, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that the Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that the Lease has been made superior and prior to the Security Documents.

      32. TENANT'S ESTOPPEL. Tenant shall, from time to time, upon not less than ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that Tenant is not in default hereunder and has no offsets or defenses against Landlord under this Lease, and whether or not to the best of Tenant's knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or by a mortgagee of Landlord's interest or assignee of any security deed upon Landlord's interest in the Premises.

      33. ATTORNEY'S FEES AND HOMESTEAD. If Landlord exercises any of the remedies provided to Landlord under this Lease as a result of Tenant's failure to comply with its obligations, or if Landlord brings any action to enforce its rights under this Lease, Tenant shall be obligated to reimburse Landlord, on demand, for all costs and expenses, including reasonable attorneys' fees and court costs, incurred in connection therewith. Tenant waives all homestead rights and exemptions which he may have under any law against any obligations owing under this Lease and Tenant hereby assigns to Landlord his homestead and exemption.

      34. PARKING. No rights to specific parking spaces are granted under this Lease; however, subject to Landlord's rights pursuant to the remainder of this
Section 34, Tenant shall be entitled to use up to three and one half (3.5) spaces per each 1,000 rentable square feet of space in the initial Premises in the parking facilities located on the Property. All parking spaces provided to Tenant shall be unreserved and are to be used by Tenant, its employees and invitees in common with the other tenants of the Building and their employees and invitees. Landlord reserves the right to build improvements upon, reduce the size of, relocate, reconfigure, eliminate, and/or make alterations or additions to such parking facilities at any time. The use of the parking spaces is provided by Landlord to Tenant without additional charge.

      35. STORAGE. If Landlord makes available to Tenant any storage space outside the Premises, anything stored therein shall be wholly at the risk of Tenant, and Landlord shall have no responsibility or liability for the items stored therein.

      36.   WASTE DISPOSAL.

            (a) All normal trash and waste (i.e., waste that does not require special handling pursuant to subparagraph (b) below) shall be disposed of through the janitorial service.

            (b) Tenant shall be responsible for the removal and disposal of any waste deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling, such removal and disposal to be in accordance with any and all applicable governmental rules, regulations, codes, orders or requirements. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of through the janitorial service pursuant to (a) above and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to this subparagraph (b). Tenant hereby indemnifies and holds harmless Landlord from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant's failure to comply with the provisions of this subparagraph (b).

      37. SURRENDER OF PREMISES. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord in the same condition as on the Commencement Date hereof, natural wear and tear only excepted, and Tenant shall remove all of its personalty therefrom and shall, if directed to do so by Landlord, remove all improvements and restore the Premises to its original condition prior to the construction of any improvements which have been made therein by or on behalf of Tenant, including any improvements made prior to the Commencement Date. Landlord may forthwith re-enter the Premises and repossess itself thereof and remove all persons and effects therefrom, using such force as may be necessary without being guilty of forcible entry, detainer, trespass or other tort. Tenant's obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease. If the last day of the

Term of this Lease or any renewal falls on Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

      38. CLEANING PREMISES. Upon vacating the Premises, Tenant agrees to return the Premises to Landlord broom clean and in the same condition when Tenant's possession commenced, natural wear and tear excepted.

      39. NO ESTATE IN LAND. This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy or sale, and not assignable by Tenant except with Landlord's consent.

      40. CUMULATIVE RIGHTS. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

      41. PARAGRAPH TITLES; SEVERABILITY. The paragraph titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the paragraph to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity. If any paragraph or provision herein is held invalid by a court of competent jurisdiction, all other paragraphs or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.

      42. DAMAGE OR THEFT OF PERSONAL PROPERTY. All personal property brought into the Premises shall be at the risk of the Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Building, or any other person, except, with respect to damage to the Premises, as may be occasioned by the negligent or willful act of the Landlord, its employees and agents.

      43. HOLDING OVER. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or of any renewal term, with Landlord's written consent, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, except that the monthly rental shall be at the higher of double the monthly Base Rent payable hereunder upon such expiration of the Term hereof, or of any renewal term, or double the then current fair market rental value of the Premises as the same would be adjusted pursuant to the provisions of Section 3 hereof. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or any renewal term, without Landlord's written consent, Tenant shall be a tenant at sufferance and may be evicted by Landlord without any notice, but Tenant shall be obligated to pay rent for such period that Tenant holds over without written consent at the same rate provided in the previous sentence and shall also be liable for any and all other damages Landlord suffers as a result of such holdover including, without limitation, the loss of a prospective tenant for such space. There shall be no renewal of this Lease by operation of law or otherwise. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the expiration of the Term hereof, or any renewal term.

      44.   NOT USED.

      45.   BUILDING ALLOWANCE AND TENANT FINISHES.

            (a) Landlord will provide to Tenant an allowance ("Allowance") of $14.55 per rentable square foot contained within the Premises to be applied to the cost of the Work described in Exhibit "B". Tenant and Landlord agree that all costs of the Work in excess of such Allowance shall be paid in accordance with the Work Letter. Should Tenant fail to pay for such excess costs when due as herein provided, such amount due shall accrue interest at the rate of one and one-half (1-1/2%) percent per month or fraction thereof from the date such payment is due until paid (Annual Percentage Rate - 18%) and the failure to pay such amount when due shall be a default, subject to the provisions of Section 26.

            (b) The Work Letter attached hereto as Exhibit "B" is hereby made a part of this Lease, and its provisions shall control in the event of a conflict with the provisions contained in this Lease.

      46. RULES AND REGULATIONS. The rules and regulations in regard to the Building, annexed hereto, and all reasonable rules and regulations which Landlord may hereafter, from time to time, adopt and promulgate for the government and management of said Building, are hereby made a part of this Lease and shall, during the said term, be observed and performed by Tenant, his agents, employees and invitees.

      47. QUIET ENJOYMENT. Tenant, upon payment in full of the required Rent and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the term hereof. Landlord shall not be responsible for the acts or omissions of any other tenant, Tenant or third party that may interfere with Tenant's use and enjoyment of the Premises.

      48. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

      49. LIMITATION OF LIABILITY. Landlord's obligations and liability with respect to this Lease shall be limited solely to Landlord's interest in the Building, as such interest is constituted from time to time, and neither Landlord nor any partner of Landlord, or any officer, director, shareholder, or partner of any partner of Landlord, shall have any personal liability whatsoever with respect to this Lease.

      50. SUBMISSION OF AGREEMENT. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

      51. AUTHORITY. If Tenant executes this Lease as a corporation, limited partnership, limited liability company or any other type of entity, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that Tenant is qualified to do business in the State of Alabama, that Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. In the event any such representation and warranty is false, all persons who execute this Lease shall be individually, jointly and severally, liable as Tenant. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

      52.   NOT USED.

      53. BROKER DISCLOSURE. Daniel Realty Services, L.L.C., a real estate broker licensed in the State of Alabama, has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. Hazelrig Realty Company, a real estate broker licensed in the State of Alabama, has acted as agent for Tenant in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. Landlord represents that it has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that it has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim. Tenant will cause its broker to execute a customary lien waiver, adequate under Alabama law, to extinguish any lien claims such broker may have in connection with this Lease.

      54. NOTICES. Any notice which is required or permitted to be given by either party under this Lease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses set forth below. Any such notice shall be deemed given on the date sent or deposited for delivery in accordance with one of the permitted methods described above. The time period for responding to any such notice shall begin on the date the notice is actually received, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt. Either party may change its notice address by notice to the other party in accordance with the terms of this
Section 54. The following are the initial notice addresses for each party:

Landlord's Notice Address:         Meadow Brook North, L.L.C.
                                   c/o Daniel Realty Services, L.L.C.
                                   3595 Grandview Parkway, Suite 400
                                   Birmingham, Alabama 35243
                                   Attention: Meadow Brook

With a copy to:                    The Prudential Insurance Company of America
                                   Two Ravinia Drive, Suite 1400
                                   Atlanta, Georgia 30346
                                   Attention: Asset Manager - Meadow Brook

Tenant's Notice Address:           Emageon, Inc.
                                   1200 Corporate Drive, Suite 400
                                   Birmingham, Alabama 35242
                                   Attention: Mr. Chuck Jett

      55. FORCE MAJEURE. In the event of a strike, lockout, labor trouble, civil commotion, an act of God, or any other event beyond Landlord's control (a "force majeure event") which results in the Landlord being unable to timely perform its obligations hereunder to repair the Premises, provide services, or complete Work (as provided in Exhibit "B"), so long as Landlord diligently proceeds to perform such obligations after the end of the force majeure event, Landlord shall not be in breach hereunder, this Lease shall not terminate, and Tenant's obligation to pay any Base Rent, additional rent, or any other charges and sums due and payable shall not be excused.

      56.   SPECIAL STIPULATIONS. None.

      IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.

                                        LANDLORD:

                                        MEADOW BROOK NORTH, L.L.C., a
                                        Delaware limited liability company

                                        By: Daniel Realty Services, L.L.C., an
                                        Alabama  limited liability company

Date Executed by Landlord: 12/20/01     By: Daniel Realty Corporation, an
                                        Alabama corporation, its Manager

                                        By: /s/ Patrick A. Walters
                                            ------------------------------------
                                            Name: Patrick A. Walters
                                            Title: SR. V.P.

                                        TENANT:

                                        EMAGEON, INC., a Delaware corporation

Date Executed by Tenant: 12/20/01       By: /s/ Charles Jett
                                            ------------------------------------
                                            Name: Charles Jett
                                            Title: CEO

                                                       (CORPORATE SEAL)

                              RULES AND REGULATIONS

      1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Tenants or used by them for any purpose other than those of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in said building shall not be covered or obstructed by Tenants. The toilets, drains and other water apparatus shall not be used for any other purpose than those for which they were constructed and no sweepings, rubbish or other obstructing substances shall be thrown therein.

      2. No advertisement or other notice shall be inscribed, painted or affixed on any part of the outside or inside of said building, except upon the doors, and of such order, size and style, and at such places, as shall be approved and designated by Landlord. Interior signs on doors will be ordered for Tenants by Landlord, the cost thereof to be charged to and paid for by Tenants.

      3. No Tenant shall do or permit to be done in his Premises, or bring or keep anything therein, which shall in any way increase the rate of insurance carried by Landlord on the Building, or on the Property, or obstruct or interfere with the rights of other Tenants or in any way injure or annoy them, or violate any applicable laws, codes or regulations. Tenants, agents, employees or invitees shall maintain order in the Premises and the Building, shall not make or permit any improper noise in the Premises or the Building or interfere in any way with other Tenants, tenants or those having business with them. Nothing shall be thrown by Tenants, their clerks or servants, out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in the Building.

      4. Tenants shall not employ any persons other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of the Premises, except as may be specifically provided otherwise in the Lease.

      5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building, without the approval of Landlord.

      6. No painting shall be done, nor shall any alterations be made to any part of the Building or the Premises by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made in the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken by Tenant or Tenant's agent, the same shall be immediately replaced or repaired by Tenant (subject to Tenant's compliance with Section 12 of the Lease) and put in order under the direction and to the satisfaction of Landlord, or its agents, and shall be kept whole and in good repair. Tenants shall not injure, overload, or deface the Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noxious, noisy or offensive business.

      7. A reasonable number of keys will be furnished Tenants without charge. No additional locks or latches shall be put upon any door without the written consent of Landlord. Tenants, at the termination of their Lease, shall return to Landlord all keys to doors in the Building.

      8. Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles. Tenants must make arrangements with the superintendent of the Building when the elevator is required for the purpose of the carrying of any kind of freight.

      9. The use of burning fluid, camphene, benzine, kerosene or anything except gas or electricity, for lighting the Premises, is prohibited. No offensive gases or liquids will be permitted.

      10. If Tenants desire blinds, coverings or drapes over the windows, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected only with Landlord's consent and at the expense of the Tenant desiring them. No awnings shall be placed on the Building.

      11. All wiring and cabling work shall be done only by contractors approved in advance by Landlord and Landlord shall have the right to have all such work supervised by Building engineering/maintenance personnel.

      12. At Landlord's discretion, Landlord may hire security personnel for the Building, and every person entering or leaving the Building may be questioned by such personnel as to the visitor's business in the Building and shall sign his or her name on a form provided by the Building for so registering such persons. Landlord shall have no liability with respect to breaches of the Building security, if any.

                                   EXHIBIT "A"

                                    PROPERTY

Lot 1, according to the Map and Survey of Meadow Brook Corporate Park South, Phase I, recorded in Map Book 11, Page 72 in the Office of the Judge of Probate of Shelby County, Alabama.

                                   EXHIBIT "B"
                                 (WORK LETTER)

In consideration of the execution of the Lease and the mutual covenants and conditions hereinafter contained, Landlord and Tenant agree as follows:

1. Tenant shall accept the Premises "AS-IS, WHERE IS, AND WITH ALL FAULTS". Except as specifically set forth in the Lease and in this Work Letter, Landlord is not obligated to deliver any base building improvements, tenant improvements or tenant improvement allowances. Tenant has inspected the Premises and is fully aware of its condition.

2. The Premises shall be constructed (the "Work") in accordance with the plans attached hereto as Exhibit B-l and by this reference made a part hereof (the "Plans"). If necessary and required by Landlord, further plans or construction drawings will be prepared and will be deemed to be part of the Plans. The Plans (and any modifications thereto and any further plans or construction drawings as aforesaid) shall comply with all governmental standards, regulations and requirements and shall be subject to Landlord's approval (which approval shall not be unreasonably withheld).

3.

      a. Using the contractor selected by Landlord (the "Designated Contractor"), Landlord shall diligently prosecute the Work to substantial completion. "Substantial Completion" shall mean that the Work is sufficiently complete so as to allow Tenant to occupy the Premises for the use and purposes intended without unreasonable disturbance or interruption as reasonably determined by the Designated Contractor, provided that Landlord and the Designated Contractor shall be allowed to enter upon the Premises at any reasonable times following Substantial Completion as necessary to complete any unfinished details and the punch list, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or in part, nor shall it entitle Tenant to any abatement or diminution of rentals or relieve Tenant from any obligation under the Lease. If Tenant desires any changes in the Work after the date hereof, Tenant shall be required to sign such change orders as requested by Landlord or the Designated Contractor to evidence any such change desired by Tenant, prior to the commencement of Work incorporating the relevant change order, and may, upon request of Landlord, be required to deliver to Landlord evidence of financing or financial capability of Tenant sufficient to cover the excess cost, if any, resulting from such change order. The additional cost of any such change orders shall be considered a cost of the Work. Landlord shall use commercially reasonable efforts to Substantially Complete the Work by January 31, 2002. Notwithstanding anything contained herein to the contrary, in the event Landlord is unable to Substantially Complete the Work by January 31, 2002, the Commencement Date, and all obligations under this Lease, shall nevertheless commence as of January 1, 2002, with Landlord achieving Substantial Completion as soon as possible thereafter, provided that Landlord and the Designated Contractor shall be allowed to enter upon the Premises at any reasonable times following the Commencement Date as necessary to achieve Substantial Completion, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or in part, nor shall it entitle Tenant to any abatement or diminution of rentals or relieve Tenant from any obligation under the Lease

      b. In the event Tenant, utilizing its own limited service contractors and vendors, will undertake certain limited portions of the improvements to the Premises, such as relocation, installation of cabling, systems furniture and related items, Tenant shall use licensed contractors, approved by Landlord, such approval not to be unreasonably withheld. Tenant shall advise its contractors and vendors that no interest of the Landlord in the Premises, the Building or the Project shall be subject to liens to secure payment of any amount due such contractors or vendors. Tenant shall also be responsible to ensure that such limited service contractors and vendors do not impede the Designated Contractor in performance of the Work. Landlord shall not be liable in any way for any injury, loss, damage or delay which may be caused by or arise from Tenant or such limited service contractors or vendors. Such limited service contractors and vendors shall be obligated to observe Landlord's Construction Rules and Regulations for the Buildings, as such may be adopted and amended from time to time.

      c. Tenant's limited service contractors and vendors shall be responsible for the removal of trash and debris resulting from the performance of their work, and such trash and debris removal shall be undertaken at such time and in such manner as designated by Landlord.

4.

      a. Prior to funding of the Allowance by Landlord hereunder, Tenant shall fund or cause to be funded (as "Tenant's Contribution") the amount by which the cost of the Work, including space planning, the Plans, design, construction administration, engineering, the build out costs and all other costs arising pursuant to this Work Letter, exceeds the Allowance. Tenant's Contribution shall be paid upon Substantial Completion of the Work.

      b. Provided the Lease is in full force and effect and no default beyond the expiration of any applicable notice and cure periods exists (each a "Failed Condition"), utilizing the Allowance and Tenant's Contribution, if any, Landlord will pay the Designated Contractor in periodic payments as construction progresses according to the contract between Designated Contractor and Landlord. In the event the cost of the Work as aforesaid is less than the Allowance, Landlord shall retain any balance, with Tenant hereby releasing any rights or claims thereto. In the event of a Failed Condition, all costs associated with the Work and this Work Letter shall be payable by Tenant upon demand therefor, together with all applicable late charges and interest applicable to the nonpayment of Rent hereunder.

5. Upon completion of the connection of Tenant's HVAC system to the Building's HVAC systems, as part of the Work, Tenant shall be responsible for the cost to test and balance such system by Landlord's designated testing and balancing engineer for the Building.

6. Landlord's agent may attend any and all design and preconstruction meetings with Tenant as Landlord shall deem necessary to inform the various parties of the minimum requirements for design and construction, to assure compliance with the terms of this Work Letter, to coordinate construction of the Premises or for any other reason deemed necessary by Landlord. Landlord shall further have the right to enter onto the Premises during construction thereof at any time and from time to time to perform its construction administration services as defined in this Work Letter.

7. Any approval by Landlord of, or consent by Landlord to, any plans, specifications or other items to be submitted to and/or reviewed by Landlord pursuant to this Lease shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto, and such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any acknowledgment, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, and Tenant shall be responsible for all of the same. Furthermore, neither Landlord's approval of the Designated Contractor, nor Landlord's assistance in coordinating the Work, shall impose upon Landlord any liability for defects in materials or workmanship in connection with the Work, and Tenant shall look solely to the Designated Contractor to correct or remedy any such defects.

8.
      a. Tenant shall be responsible for any delay in Substantial Completion resulting from any of the following causes:

            1. Tenant's failure to comply with or to respond to time periods specified in this Work Letter; or

            2. Tenant's failure to pay any portion of Tenant's Contribution when due; or

            3. Tenant's specification of materials or finishes or special installations which cannot be delivered or completed within Landlord's construction schedule (subject to Landlord's obligation to give Tenant notice of same); or

            4. Any change in the Plans following the date hereof caused by Tenant, even though Landlord may approve such change; or

            5. The performance of or failure to perform any special work or installation by any person or firm employed by Tenant to do any work on the Premises; or

            6. Any other delay in Substantial Completion directly attributable to the acts or omissions of Tenant, its employees, agents, contractors or vendors.

      b. In the event that any delay caused by Tenant results in or contributes to a delay in Substantial Completion, then the date of Substantial Completion shall be deemed to have occurred, and Tenant's obligations as defined in the Lease shall commence, as of the date Landlord would have otherwise achieved Substantial Completion but for Tenant's delay.